UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             ----------------------

                                November 20, 2007
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)



      Michigan                        001-32428                  30-0030900
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


Item 1.01   Entry into a Material Definitive Agreement

     The Registrant entered into an employment agreement with Joseph T. Lendo as of November 20, 2007 to be the Registrant's Chief Financial Officer, the term of which commenced on November 20, 2007. Mr. Lendo's employment agreement (the "Agreement") provides for a term of 2 years unless notice of termination is given by either party pursuant to the terms of the Agreement. Mr. Lendo's annual base salary is $165,000 and he is eligible for bonuses at the discretion of the Board of Directors. The base salary will be increased to $180,000 upon successful completion of (i) a secondary equity raise in the minimum amount of $6 million, and (ii) when the Registrant's accounting consultant fees have been reduced by a minimum of fifty percent. Mr. Lendo has been granted an option to purchase 100,000 shares of the Registrant's common stock, vesting in 3 equal annual installments at an exercise price equal to the fair market value of the Registrant's common stock as of November 20, 2007. In addition, upon consummation of a public offering by the Registrant's of its common shares, Mr. Lendo will be granted an additional option to purchase 50,000 common shares at the public offering price. A copy of the Agreement is filed with this report as
Exhibit 10.1.

     The Agreement also provides for severance payments to be paid to Mr. Lendo should the Agreement be terminated by the Registrant without cause (as defined in the Agreement). On the triggering of the severance payment obligation, the Registrant will be responsible for paying Mr. Lendo his regular base salary for the shorter of six months or the time remaining in the term of the Agreement, following the occurrence of such event. In addition, the Company is required to pay Mr. Lendo a pro rata portion of the amount, if any, he would have been entitled to receive for any bonus or profit sharing and will be responsible for benefit coverage for the shorter of six months or the time remaining in the term of the Agreement.

     Mr. Lendo, age 51, has since 1999 served as president and owner of Elite Lawn Irrigation & Maintenance ("Elite") in Rochester Hills, Michigan. At Elite, he managed all phases of operations and finance. Prior to Elite, from 1994 to 1999, Mr. Lendo was President, CEO and CFO of AIP Inc., an automotive supplier.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

          Exhibit No. Description
          10.1  Employment Agreement of Joseph T. Lendo dated November 20, 2007
          99.1  Press release dated November 20, 2007


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TARPON INDUSTRIES, INC.

                                              Date: November 26, 2007

                                              By:  /s/ James W. Bradshaw
                                                 --------------------------
                                                    James W. Bradshaw
                                                    Chief Executive Officer